Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Orion Energy Systems, Inc.

Manitowoc, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-216324) and Form S-8 (No. 333-148401, 333-169611, 333-176176, and 333-213042) of Orion Energy Systems, Inc. of our reports dated June 4, 2019, relating to the consolidated financial statements, and the effectiveness of Orion Energy Systems, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

June 4, 2019